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                                                                     EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          IDENIX PHARMACEUTICALS, INC.

     Idenix Pharmaceuticals, Inc. (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     The Board of Directors of the Corporation duly adopted at a meeting duly called, pursuant to Section 242 of the General Corporation Law of the State of Delaware, resolutions setting forth an amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware. The resolutions setting forth the amendment are as follows:

     RESOLVED:  That the first sentence of Article Fourth of the Restated
                Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following new first sentence of Article Fourth be inserted in lieu thereof:

                   "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 75,000,000 shares of Common Stock, $.001 par value per share ("Common Stock")."

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President this 30th day of January, 2006.

                                                  IDENIX PHARMACEUTICALS, INC.

                                                  By: /s/ Jean-Pierre
                                                      Sommadossi
                                                    ----------------------------
                                                    Jean-Pierre Sommadossi
                                                    Chairman, Chief Executive
                                                      Officer and President

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